PIONEER INTEREST SHARES  - SEMI-ANNUL N-SAR QUESTION 77 ATTACHMENTS


A. Please refer to the Form N-30D filing, Accession No.: 0000069407-97-000006 which contains the shareholder voting results from the Special Meeting of Shareholders held June 20, 1996. (The Definitive Proxy was filed as an exhibit to the Form N-SAR filed as of 12/31/96.)